UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 20, 2010 (January 14, 2010)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting on January 14, 2010, the Compensation Committee of the Board of Directors of Transcept Pharmaceuticals, Inc. (the “Company”) approved the following compensation terms with regard to the compensation of the executive officers who were named in the Summary Compensation Table of the Company’s 2009 Proxy Statement and who are expected to be named in the Summary Compensation Table of the Company’s 2010 Proxy Statement:

Executive Officer	2010 Salary(1)	2009 Cash Bonus(2)	2010 Annual Incentive Option Grant(3)	2010 Target Cash Bonus(4)	2010 Special Incentive Option Grant(5)(6)
Glenn A. Oclassen President and Chief Executive Officer	$405,000	$0	111,800	Not applicable	59,000
Thomas P. Soloway Senior Vice President, Operations and Chief Financial Officer	$280,000	$0	47,300	Not applicable	24,100
Nikhilesh N. Singh, Ph.D. Senior Vice President, Chief Scientific Officer	$280,000	$0	47,300	Not applicable	24,100
Terrence O. Moore Vice President, Marketing and Sales	$275,000	$0	32,700	Not applicable	14,400
Joseph T. Kennedy Vice President, General Counsel	$275,000	$0	25,900	Not applicable	20,200
Marilyn E. Wortzman Vice President, Finance	$225,000	$0	25,900	Not applicable	17,700

(1)	Represents no increase over 2009 salary.
(2)	No cash bonus was approved in respect of 2009.
(3)	2010 Annual Incentive Options were granted under the Company’s 2006 Incentive Award Plan on January 14, 2010 at an exercise price of $8.21 per share and vest monthly thereafter in equal increments over 48 months.
(4)	In lieu of a cash bonus plan for 2010, the executives received the 2010 Special Incentive Option Grant.
(5)	The number of options granted under the 2010 Special Incentive Option Grant was based in part on what would have been each executive’s projected cash target bonus in 2010 at 100% performance based on bonus rates for each executive of 50%, 35%, 35%, 30%, 30% and 30% of base salary for each of Messrs. Oclassen, Soloway, Singh, Moore and Kennedy and Ms. Wortzman, respectively, which rates remained unchanged in 2010 from 2009, and then calculating, based on a Black-Scholes analysis, the number of options equal to such respective cash value. The number of options granted was also based in part on peer company survey data and reduced by an assessment of shares remaining eligible for grant under the Company’s 2006 Incentive Award Plan.
(6)

2010 Special Incentive Options were granted under the Company’s 2006 Incentive Award Plan on January 14, 2010 at an exercise price of $8.21 per share. Fifty percent of the 2010 Special Incentive Options vest upon approval by the U.S. Food and Drug Administration (“FDA”) of Intermezzo® and the remaining 50% vest on the first anniversary of any such approval; provided, in each case, such approval occurs no later than January 14, 2012.

Upon management recommendation and after considering corporate performance against predetermined goals and objectives, most significantly, the failure to achieve FDA marketing approval of Intermezzo®, the Company’s lead product candidate, and after reviewing third-party, peer company survey data and analyses of peer company data, the Compensation Committee:

•	Did not approve any cash bonus awards earned in respect of 2009 for executives;

•	Did not approve any increase in 2010 salaries for executives; and

•

Revised the executive bonus program in respect of 2010 to eliminate a program that provided for the potential payment of cash bonuses and replace it with an option grant that is designed to more closely align executive compensation with the most significant corporate goal of achieving FDA marketing approval of Intermezzo® by aligning the vesting of such options to such FDA approval and the one year anniversary thereafter; provided, in each case, such approval occurs no later than January 14, 2012.

The Compensation Committee granted the options described above pursuant to the Company’s 2006 Incentive Award Plan.

The Company will provide additional information regarding the compensation paid to the named executive officers for the 2009 fiscal year in its proxy statement for the 2010 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission before the end of April 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: January 20, 2010	By:	/s/ MARILYN E. WORTZMAN
	Name:	Marilyn E. Wortzman
	Title:	Vice President, Finance